Exhibit 107

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Calculation of Registration Fees Pursuant to Rule 457(U)

1.		Name and address of issuer:

Amplify Commodity Trust
3333 Warrenville Road, Suite 350
Lisle, IL 60532

2.		The name of securities:

Common Shares of Breakwave Dry Bulk Shipping ETF & Breakwave Tanker Shipping ETF

3.		Securities Act File Number:
333-263425

4(a).	Last day of fiscal year for which this Form is filed:
June 30, 2024

4(b).	☐	Check box if this Form is being filed late (i.e., more than 90 calendar days after the end of the issuer’s fiscal year). (See Instruction A.2)

Note: If the Form is being filed late, interest must be paid on the registration fee due.

4(c).	☐	Check box if this is the last time the issuer will be filing this Form.

Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SEC 2393 (1/22)

5.	Calculation of registration fee (if calculating on a class-by-class or series-by-series basis, provide the EDGAR identifier for each such class or series):

	(i)	Aggregate sale price of securities sold during the
		fiscal year pursuant to Rule 456(d):			$51,961,246

	(ii)	Aggregate price of securities redeemed or
		repurchased during the fiscal year:	$122,574,198

	(iii)	Aggregate price of securities redeemed or
		repurchased during any prior fiscal year ending no
		earlier than August 1, 2021, that were not
		previously used to reduce registration fees payable
		to the Commission:	$0

	(iv)	Total available redemption credits [add Items 5(ii) and 5(iii)]:		-$	122,574,198

	(v)	Net sales - if Item 5(i) is greater than Item 5(iv)
		[subtract Item 5(iv) from Item 5(i)]:			$0

	(vi)	Redemption credits available for use in future years	$(70,612,952)
		- if Item 5(i) is less than Item 5(iv) [subtract Item
		5(iv) from Item 5(i)]:

	(vii)	Multiplier for determining registration fee (See
		Instruction C.9):		x	0.00014760

	(viii)	Registration fee due [multiply Item 5(v) by Item
		5(vii)] (enter “0” if no fee is due):		=$	0.00

6.	Credit for Previously Paid Registration Fees:

		Pursuant to Rule 457(p) under the Securities Act, when registration fees become due under Rule 456(d), the registration fee for the Shares will be partially offset by the registration fee associated with unsold securities registered pursuant to that certain registration statement on S-1. N/A

7.		Interest due pursuant to Rule 456(d)(5) - if this supplement is being filed more than 90 days after the end of the issuer’s fiscal year:
				+$	0.00

8.		Total of the amount of the registration fee due plus any interest due [line 5(viii) plus line 7]:
				=$	0.00

9.

Explanatory Notes (if any): The issuer may provide any information it believes would be helpful in understanding the information reported in response to any item of this Form. To the extent responses relate to a particular item, provide the item number(s), as applicable.